UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2007

IGNIS PETROLEUM GROUP, INC.
(Exact name of registrant in its charter)

NEVADA	000-50929	16-1728419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Court, 7th Floor
Dallas, Texas 75201
(Address of principal executive offices)

(214) 459-8188
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On March 6, 2007, we entered into a Second Amended and Restated Loan Agreement with Petrofinanz GmbH which amended and restated the Amended and Restated Loan Agreement with Petrofinanz dated August 28, 2006. Pursuant to the Second Amended and Restated Loan Agreement, Petrofinanz loaned $400,000 to us in addition to the $600,000 Petrofinanz had previously loaned to us. Interest on the entire $1,000,000 principal amount of the loan will continue to accrue interest at a rate of 10% per annum. The agreement also extends the maturity date of the entire principal amount of the loan and defers all interest payments under the Second Amended and Restated Loan Agreement until June 30, 2009. A copy of the Second Amended and Restated Loan Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

The foregoing is a summary of the terms of the agreement described above and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached to this report as an exhibit.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
Exhibit Number	Description
10.1	Second Amended and Restated Loan Agreement, dated March 6, 2007, by and between Ignis Petroleum Group, Inc. and Petrofinanz GmbH

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGNIS PETROLEUM GROUP, INC.
Date: April 19, 2007
	By:	/s/ Shawn L. Clift
Shawn L. Clift
Chief Financial Officer